Exhibit 3.1

Incorporation number:  573792

TELUS Corporation
(the “Company”)

ARTICLES

1.	INTERPRETATION		1
	1.1	Definitions	1
	1.2	Special Majority	2
	1.3	Business Corporations Act and Interpretation Act Definitions Applicable	2
	1.4	Conflicts Between Articles and the Business Corporations Act	2
2.	SHARES AND SHARE CERTIFICATES		2
	2.1	Authorized Share Structure	2
	2.2	Form of Share Certificate	2
	2.3	Shareholder Entitled to Share Certificate or Acknowledgement	2
	2.4	Delivery by Mail	2
	2.5	Replacement of Worn Out or Defaced Share Certificate or Acknowledgement	2
	2.6	Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement	3
	2.7	Splitting Share Certificates	3
	2.8	Share Certificate Fee	3
	2.9	Recognition of Trusts	3
3.	ISSUE OF SHARES		3
	3.1	Directors Authorized	3
	3.2	Conditions of Issue	3
	3.3	Commissions	4
	3.4	Share Purchase Warrants and Rights	4
4.	SECURITIES REGISTERS		4
	4.1	Central Securities Register	4
	4.2	Appointment of Agent	4
5.	SHARE TRANSFERS		4
	5.1	Registering Transfers	4
	5.2	Form of Instrument of Transfer	4
	5.3	Transferor Remains Shareholder	4
	5.4	Signing of Instrument of Transfer	5
	5.5	Enquiry as to Title Not Required	5
	5.6	Transfer Fee	5
6.	TRANSMISSION OF SHARES		5
	6.1	Legal Personal Representative Recognized on Death	5
	6.2	Rights of Legal Personal Representative	5
7.	PURCHASE OF SHARES		5
	7.1	Company Authorized to Purchase Shares	5
	7.2	Purchase When Insolvent	5
	7.3	Sale and Voting of Purchased Shares	6
8.	BORROWING POWERS		6
	8.1	Borrowing Powers	6
	8.2	Delegation	6
9.	ALTERATIONS		6
	9.1	Alteration of Authorized Share Structure	6
	9.2	Special Rights and Restrictions	7
	9.3	Change of Name	7
	9.4	Other Alterations	7
10.	MEETINGS OF SHAREHOLDERS		8
	10.1	Annual General Meetings	8

	10.2	Calling of Meetings of Shareholders	8
	10.3	Location of Meeting	8
	10.4	Notice for Meetings of Shareholders	8
	10.5	Record Date for Notice and Voting	8
	10.6	Failure to Give Notice and Waiver of Notice	8
	10.7	Class Meetings and Series Meetings of Shareholders	8
11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		8
	11.1	Quorum	8
	11.2	Other Persons May Attend	9
	11.3	Requirement of Quorum	9
	11.4	Lack of Quorum	9
	11.5	Lack of Quorum at Succeeding Meeting	9
	11.6	Chair	9
	11.7	Selection of Alternate Chair	9
	11.8	Adjournments	10
	11.9	Notice of Adjourned Meeting	10
	11.10	Decisions by Show of Hands or Poll	10
	11.11	Declaration of Result	10
	11.12	Motion Need Not be Seconded	10
	11.13	Casting Vote	10
	11.14	Manner of Taking Poll	10
	11.15	Demand for Poll on Adjournment	11
	11.16	Casting of Votes	11
	11.17	Demand for Poll Not to Prevent Continuance of Meeting	11
	11.18	Retention of Ballots and Proxies	11
12.	VOTES OF SHAREHOLDERS		11
	12.1	Number of Votes by Shareholder or by Shares	11
	12.2	Votes of Persons in Representative Capacity	11
	12.3	Votes by Joint Holders	11
	12.4	Legal Personal Representatives as Joint Shareholders	12
	12.5	Representative of a Corporate Shareholder	12
	12.6	Appointment of Proxy Holders	12
	12.7	Form of Proxy	12
	12.8	Deposit of Proxy	12
	12.9	Revocation of Proxy	12
	12.10	Revocation of Proxy Must Be Signed	12
	12.11	Validity of Proxy Vote	13
	12.12	Production of Evidence of Authority to Vote	13
13.	DIRECTORS		13
	13.1	Number of Directors	13
	13.2	Directors’ Acts Valid	13
	13.3	Qualifications of Directors	13
	13.4	Remuneration and Reimbursement of Expenses	13
14.	ELECTION AND REMOVAL OF DIRECTORS		13
	14.1	Election at Annual General Meeting	13
	14.2	Consent to be a Director	14
	14.3	Failure to Elect or Appoint Directors	14
	14.4	Directors May Appoint to Fill Vacancies	14
	14.5	Remaining Directors Power to Act	14
	14.6	Shareholders May Fill Vacancies	15
	14.7	Ceasing to be a Director	15
	14.8	Removal of Director by Shareholders	15
	14.9	Removal of Director by Directors	15
	14.10	Manner of Election of Directors	15
15.	POWERS AND DUTIES OF DIRECTORS		15
	15.1	Powers of Management	15

16.	INTERESTS OF DIRECTORS AND OFFICERS		15
	16.1	Obligation to Account for Profits	15
	16.2	Restrictions on Voting by Reason of Interest	15
	16.3	Interested Director Counted in Quorum	16
	16.4	Disclosure of Conflict of Interest or Property	16
	16.5	Director Holding Other Office in the Company	16
	16.6	No Disqualification	16
	16.7	Director or Officer in Other Corporations	16
17.	PROCEEDINGS OF DIRECTORS		16
	17.1	Meetings of Directors	16
	17.2	Voting at Meetings	16
	17.3	Chair of Meetings	16
	17.4	Meetings by Telephone or Other Communications Medium	17
	17.5	Calling of Meetings	17
	17.6	Notice of Meetings	17
	17.7	When Notice Not Required	17
	17.8	Meeting Valid Despite Failure to Give Notice	17
	17.9	Waiver of Notice of Meetings	18
	17.10	Quorum	18
	17.11	Validity of Acts Where Appointment Defective	18
	17.12	Consent Resolutions in Writing	18
18.	COMMITTEES		18
	18.1	Appointment and Powers of Committees	18
	18.2	Audit Committee	19
	18.3	Powers of Board	19
	18.4	Transaction of Business	19
	18.5	Procedure	19
19.	OFFICERS		20
	19.1	Directors May Appoint Officers	20
	19.2	Functions, Duties and Powers of Officers	20
	19.3	Qualifications	20
	19.4	Terms of Appointment	20
	19.5	Appointment of Attorney of Company	20
20.	INDEMNIFICATION		20
	20.1	Definitions	20
	20.2	Mandatory Indemnification of Eligible Parties	21
	20.3	Indemnification of Other Persons	21
	20.4	Non-Compliance with Business Corporations Act	21
	20.5	Company May Purchase Insurance	21
21.	DIVIDENDS		21
	21.1	Payment of Dividends Subject to Special Rights	21
	21.2	Declaration of Dividends	22
	21.3	No Notice Required	22
	21.4	Record Date	22
	21.5	Manner of Paying Dividend	22
	21.6	Receipt by Joint Shareholders	22
	21.7	No Interest	22
	21.8	Method of Payment	22
	21.9	Capitalization of Surplus	22
22.	ACCOUNTING RECORDS		23
	22.1	Recording of Financial Affairs	23
	22.2	Inspection of Accounting Records	23
23.	NOTICES		23
	23.1	Method of Giving Notice	23
	23.2	Deemed Receipt of Mailing	23
	23.3	Certificate of Sending	24

	23.4	Notice to Joint Shareholders	24
	23.5	Notice to Legal Personal Representative	24
	23.6	Omission and Errors	24
	23.7	Undelivered Notices	24
	23.8	Unregistered Shareholders	24
24.	SEAL		25
	24.1	Who May Attest Seal	25
	24.2	Sealing Copies	25
	24.3	Mechanical Reproduction of Seal	25
25.	FIRST PREFERRED SHARES AS A CLASS		25
	25.1	Issue of Shares	25
	25.2	Rank	26
	25.3	Voting	26
	25.4	Amendment to Special Rights	26
	25.5	Approval Requirements	26
26.	SECOND PREFERRED SHARES AS A CLASS		27
	26.1	Issue of Shares	27
	26.2	Rank	27
	26.3	Voting	27
	26.4	Amendment to the Special Rights	27
	26.5	Approval Requirements	28
27.	COMMON SHARES AND NON-VOTING SHARES		28
	27.1	Dividends	28
	27.2	Liquidation or Dissolution	28
	27.3	Subdivision or Consolidation	28
	27.4	Voting and Attendance at General Meetings	29
	27.5	Conversion Rights of Non-Voting Shares	29
	27.6	Conversion as a Result of Regulation Change	33
	27.7	Constrained Share Provisions	34
	27.8	“Excess Voting Shares”	35
	27.9	Same Attributes	36
	27.10	Amendment Rights	36
28.	OWNERSHIP AND VOTING RESTRICTIONS		36
	28.1	Definitions	36
	28.2	Incorporation of Provisions of Telecommunications Regulations	37
	28.3	No Deeming	37
	28.4	Non-Canadian Share Constraints	37
	28.5	Effect of Contravention	37
	28.6	Determination of Non-Canadians	38
	28.7	Suspension of Rights	38
	28.8	Disposition Notice	38
	28.9	Assessment of Evidence	39
	28.10	Suspension of Rights	39
	28.11	Reinstatement	39
	28.12	Sale Election	39
	28.12.1	Manner of Sale	40
	28.12.2	Proceeds of Sale	40
	28.12.3	Agent or Attorney	40
	28.13	Repurchase of Shares	40
	28.14	Proceedings or Sale, Repurchase or Redemption	40
	28.15	Conversion Right in Event of Default	42
	28.16	Effect of Contravention	43
	28.17	Time of Directors’ Determination	43
	28.18	Shareholder’s Declaration	44
	28.19	Termination of Application of Article 28	44
	28.20	No Delegation	45

Incorporation number: 573792

TELUS CORPORATION
(the “Company”)

1.             INTERPRETATION

1.1          Definitions

In these Articles, unless the context otherwise requires:

(1)           “board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(2)           “Broadcasting Act” means the Broadcasting Act (Canada), as amended or re-enacted from time to time;

(3)           “Broadcasting Direction” means the Direction to the CRTC (Ineligibility of Non-Canadians) P.C. 1997 — 486 8 April 1997, as amended from time to time and any replacement direction or regulation under the Broadcasting Act or any other form of legislative instrument, with respect thereto;

(4)           “Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto or replacements thereof and includes all regulations and amendments thereto made pursuant to that Act;

(5)           “Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(6)           “Radiocommunication Act” means the Radiocommunication Act (Canada), as amended or re-enacted from time to time;

(7)           “Radiocommunication Regulations” mean the Regulations respecting Radiocommunication, Radio Authorizations, Exemptions from Authorizations and the Operation of Radio Apparatus, Radio-Sensitive Equipment and Interface-Causing Equipment, P.C. 1996 — 1679 5 November, 1996, as amended or replaced from time to time, whether by statute, regulation, direction or by any other form of legislative instrument and includes any licences under the Radiocommunication Act held by entities controlled (as defined in the foregoing Regulations) by the Company;

(8)           “legal personal representative” means the personal or other legal representative of a shareholder, and includes a trustee in bankruptcy of the shareholder;

(9)           “registered address” of a shareholder means that shareholder’s address as recorded in the central securities register;

(10)         “seal” means the seal of the Company, if any.

(11)         “Telecommunication Regulations” means the Canadian Telecommunication Common Carrier Ownership and Control Regulations pursuant to the Telecommunications Act, and as amended or replaced from time to time, whether by statute, regulation, direction or by any other form of legislative instrument;

(12)         “Telecommunications Act” means the Telecommunications Act (Canada), as amended or re-enacted from time to time.

1.2          Special Majority

(1)           For the purposes of the Articles and the Business Corporations Act, the majority of votes required for the Company to pass a special resolution at a general meeting is two-thirds of the votes cast on the resolution.

(2)           For the purposes of the Business Corporations Act, and unless otherwise provided in the Articles, the majority of votes required for shareholders holding shares of a class or series of shares to pass a special separate resolution is two-thirds of the votes cast on the resolution.

1.3          Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes and unless the context requires otherwise, apply to these Articles as if the Articles were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail.

1.4          Conflicts Between Articles and the Business Corporations Act

If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.             SHARES AND SHARE CERTIFICATES

2.1          Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2          Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3          Shareholder Entitled to Share Certificate or Acknowledgement

Each shareholder is entitled, without charge, to one share certificate representing the shares of each class or series of shares registered in the shareholder’s name, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate, and delivery of a share certificate to one of several joint shareholders or to one of the joint shareholders’ duly authorized agents will be sufficient delivery to all.

2.4          Delivery by Mail

Any share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate is lost in the mail or stolen.

2.5          Replacement of Worn Out or Defaced Share Certificate or Acknowledgement

If the directors are satisfied that a share certificate is worn out or defaced, the directors must, on production of the share certificate, and on such other terms, if any, the directors determine:

(1)           order the share certificate to be cancelled; and

(2)           issue a replacement share certificate.

2.6          Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement

If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that share certificate if the directors receive:

(1)           proof satisfactory to the directors that the share certificate is lost, stolen or destroyed; and

(2)           any indemnity the directors consider adequate.

2.7          Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8          Share Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9          Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust.  The Company is not bound by or compelled in any way to recognize (even when having notice thereof): (a) any equitable, contingent, future or partial interest in any share or fraction of a share or, (b) except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction, any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.             ISSUE OF SHARES

3.1          Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons (including directors), in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine.

3.2          Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)           consideration is provided to the Company for the issue of the share by one or more of the following:

(a)           past services performed for the Company;

(b)           property;

(c)           money; and

(2)           the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.3          Commissions

The directors may from time to time authorize the Company to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Company, whether from the Company or from any other person, or procuring or agreeing to procure purchasers for any such shares.

3.4          Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine.

4.             SECURITIES REGISTERS

4.1          Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register.

4.2          Appointment of Agent

The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

5.             SHARE TRANSFERS

5.1          Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1)           a duly signed instrument of transfer in respect of the share has been received by the Company; and

(2)           if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company.

5.2          Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3          Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, a transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4          Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates deposited with the instrument of transfer:

(1)           in the name of the person named as transferee in that instrument of transfer; or

(2)           if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5          Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares.

5.6          Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.             TRANSMISSION OF SHARES

6.1          Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2          Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.            PURCHASE OF SHARES

7.1          Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series, the provisions of Article 28, and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2          Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)           the Company is insolvent; or

(2)           making the payment or providing the consideration would render the Company insolvent.

7.3          Sale and Voting of Purchased Shares

If the Company retains a share, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)           is not entitled to vote the share at a meeting of its shareholders;

(2)           must not pay a dividend in respect of the share; and

(3)           must not make any other distribution in respect of the share.

8.             BORROWING POWERS

8.1          Borrowing Powers

The Company, if authorized by the directors, may:

(1)           borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2)           issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(3)           guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)           mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2          Delegation

The directors may from time to time delegate to such one or more of the directors and officers of the Company as may be designated by the board all or any of the powers conferred on the board by Article 3.1 or by the Act to such extent and in such manner as the directors shall determine at the time of each such delegation.

9.             ALTERATIONS

9.1          Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may:

(1)   by ordinary resolution:

(i)            create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(ii)           increase or reduce the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(iii)                               if the Company is authorized to issue shares of a class of shares with par value:

(a)                                 decrease the par value of those shares; or

(b)                                 if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(iv)                              change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value; or

(v)                                 alter the identifying name of any of its shares.

(2)   by special resolution eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares; or

(3)   by resolution of the directors, subdivide or consolidate all or any of its unissued, or fully paid issued, shares.

9.2          Special Rights and Restrictions

(1)                                 Subject to the Business Corporations Act and to the special rights and restrictions attached to any class or series of shares, the Company may by special resolution:

(a)                                 create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares which have been issued; or

(b)                                 vary or delete any special rights or restrictions attached to the shares of any class or series of shares which have been issued.

(2)                                 Subject to the Business Corporations Act and to the special rights and restrictions attached to any class or series of shares, the Company may by ordinary resolution:

(a)                                 create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares for any shares which have not been issued; or

(b)                                 vary or delete any special rights or restrictions attached to the shares of any class or series of shares which have not been issued.

9.3          Change of Name

The Company may by resolution of the directors authorize an alteration of its Notice of Articles in order to change its name or to adopt or change any translation of that name.

9.4          Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.                               MEETINGS OF SHAREHOLDERS

10.1        Annual General Meetings

The annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2        Calling of Meetings of Shareholders

The directors may call a meeting of shareholders at such time as they determine.

10.3        Location of Meeting

The directors may, by resolution of the directors, approve any location outside of British Columbia for the holding of a meeting of shareholders

10.4        Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least 21 days before the meeting.

10.5        Record Date for Notice and Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than 21 days.

If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6        Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.7        Class Meetings and Series Meetings of Shareholders

Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

11.                               PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1        Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or represent by proxy, shareholders holding, in the aggregate, at least 20% of the issued shares entitled to be voted at the meeting.

11.2        Other Persons May Attend

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Company and others who, although not entitled to vote, are entitled or required under any provision of the Business Corporations Act or these Articles to be present at the meeting.  Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

11.3        Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.4        Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)                                 in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(2)                                 in the case of any other meeting of shareholders, the meeting stands adjourned to a fixed time and place as determined by the shareholders present or represented by proxy.

11.5        Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.4(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.6        Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)                                 the chair of the board, if any;

(2)                                 if the chair of the board is absent or unwilling to act as chair of the meeting, the president or chief executive officer; or

(3)                                 if neither the chair nor the president or chief executive officer is present, any vice president.

11.7        Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president or chief executive officer present within 15 minutes after the time set for holding the meeting, or if the chair of the board, the president or chief executive officer, or any vice-president are unwilling to act as chair of the meeting, or if the chair of the board of directors, the president or chief executive officer, or any vice-president have advised the secretary or any director present at the meeting, that the chair of the board of directors, the president or chief executive officer, or any vice-president will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.8        Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.9        Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.10      Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.11      Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.10, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.12      Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.13      Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.14      Manner of Taking Poll

Subject to Article 11.15, if a poll is duly demanded at a meeting of shareholders:

(1)           the poll must be taken:

(a)                                 at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)                                 in the manner, at the time and at the place that the chair of the meeting directs;

(2)                                 the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)                                 the demand for the poll may be withdrawn by the person who demanded it.

11.15      Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.16      Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.17      Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.18      Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and during that period, make such ballots and proxies available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.                               VOTES OF SHAREHOLDERS

12.1        Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)                                 on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)                                 on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2        Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting to the extent permitted by law, if, before doing so, the person satisfies the chair of the meeting that the person is a legal personal representative for a shareholder who is entitled to vote at the meeting.

12.3        Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)                                 any one of the joint shareholders may vote at any meeting of shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)                                 if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of the joint shareholders votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4        Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5        Representative of a Corporate Shareholder

Any shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder’s behalf all the powers it could exercise if it were an individual shareholder.  The authority of such an individual shall be established by depositing with the Company a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Company or the chair of the meeting.  Any such representative need not be a shareholder.

12.6        Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.  A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.7        Form of Proxy

A proxy, whether for a specified meeting or otherwise shall be in such form as approved by the directors or the chair of the meeting.

12.8        Deposit of Proxy

The board may specify in the notice calling a meeting of shareholders a time, not exceeding 48 hours (excluding non-business days), preceding the meeting, or an adjournment thereof, before which proxies must be deposited with the Company or its agent specified in such notice.  A proxy shall be acted upon only if, prior to the time so specified, it shall be have been deposited with the Company or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been so deposited or received by the secretary of the Company or by the chair of the meeting or any adjournment thereof prior to the time of voting.  A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages and by using available internet or telephone voting services as may be approved by the directors.

12.9        Revocation of Proxy

Subject to Article 12.10, every proxy may be revoked by an instrument in writing that is received:

(1)                                 at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)                                 by the chair of the meeting, at the meeting, before any vote in respect of which the proxy is to be used shall have been taken.

12.10      Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.9 must be signed as follows:

(1)                                 if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative;

(2)                                 if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.11      Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)                                 at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)                                 by the chair of the meeting, at the meeting, before any vote in respect of which the proxy is to be used shall have been taken.

12.12      Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.                               DIRECTORS

13.1        Number of Directors

The number of directors shall be a minimum of 10 and a maximum of 16 and the number of directors may be fixed within such range from time to time by the board of directors, whether previous notice thereof has been given or not.  Notwithstanding any limitation in Article 14.1, the board of directors, between annual general meetings, may appoint one or more additional directors of the Company, but the number of additional directors must not at any time exceed 1/3 of the number of directors elected at the last annual general meeting of the Company.

13.2        Directors’ Acts Valid

An act or proceeding of the directors is not invalid merely because fewer than the minimum number of directors set or otherwise required under these Articles is in office.

13.3        Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.4        Remuneration and Reimbursement of Expenses

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine.  The Company must reimburse each director for the reasonable expenses that he or she may incur on behalf of the business of the Company.

14.                               ELECTION AND REMOVAL OF DIRECTORS

14.1        Election at Annual General Meeting

At every annual general meeting:

(1)                                 the shareholders entitled to vote at the annual general meeting for the election of directors are entitled to elect a board of directors consisting of not more than the number of directors set by the directors pursuant to Article 13.1; and

(2)                                 all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2        Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)                                 that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(2)                                 that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

14.3        Failure to Elect or Appoint Directors

If:

(1)                                 the Company fails to hold an annual general meeting on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)                                 the shareholders fail, at the annual general meeting to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)                                 the date on which his or her successor is elected or appointed; and

(4)                                 the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4        Directors May Appoint to Fill Vacancies

The directors may appoint a qualified person to fill any vacancy occurring in the board of directors except a vacancy:

(1)                                 resulting from an increase in the number of the minimum or maximum number of directors; or

(2)                                 resulting from a failure by the shareholders to elect the number or minimum number of directors set or otherwise required under these Articles;

and a director elected or appointed to fill a vacancy on the board of directors shall hold office for the unexpired term of his or her predecessor.  For greater certainty the ability of the directors to add additional directors as provided in Article 13.1 is not filling a vacancy as contemplated hereunder.

14.5        Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than a quorum of directors, the directors may only act for the purpose, appointing directors up to that number, or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors.

14.6        Shareholders May Fill Vacancies

If the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.7        Ceasing to be a Director

A director ceases to be a director when:

(1)                                 the term of office of the director expires;

(2)                                 the director dies;

(3)                                 the director resigns as a director by notice in writing provided to the Company; or

(4)                                 the director is removed from office pursuant to Articles 14.8 or 14.9.

14.8        Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint a director to fill that vacancy.

14.9        Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

14.10      Manner of Election of Directors

At any shareholders meeting at which directors are to be elected a separate vote of shareholders shall be taken with respect to each candidate nominated for director.

15.                               POWERS AND DUTIES OF DIRECTORS

15.1        Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company.

16.                               INTERESTS OF DIRECTORS AND OFFICERS

16.1        Obligation to Account for Profits

Subject to the exceptions provided for in the Business Corporations Act, a director or senior officer of the Company is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of a contract or transaction in which the director or senior officer holds a disclosable interest (as such term is used in the Business Corporations Act).

16.2        Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3        Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4        Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5        Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director on the terms (as to remuneration or otherwise) that the directors may determine.

16.6        No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7        Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

17.                               PROCEEDINGS OF DIRECTORS

17.1        Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as the directors determine, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2        Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3        Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)                                 the chair of the board, if any;

(2)                                 in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)                                 any other director chosen by the directors if:

(a)                                 neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)                                 neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)                                  the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that the chair of the board and the president will not be present at the meeting.

17.4        Meetings by Telephone or Other Communications Medium

A director who is entitled to participate in, including vote at, a meeting of directors or of a committee of directors may participate:

(1)                                 in person; or

(2)                                 by telephone; or

(3)                                 with the consent of all the directors of the Company, by other communications medium;

if all directors participating in the meeting, whether in person, by telephone or by other communications medium, are able to communicate with each other.  A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5        Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company (if any) on the request of a director must, call a meeting of directors at any time.

17.6        Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone conversation with that director.

17.7        When Notice Not Required

It is not necessary to give notice of a meeting of directors to a director if:

(1)                                 the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of directors at which that director is appointed; or

(2)                                 the director has waived notice of the meeting.

17.8        Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9        Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10      Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be a majority of directors in office.

17.11      Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12      Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)                                 in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)                                 in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Article may be by signed document, fax, email or any other method of transmitting legibly recorded messages.  A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing.  A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

18.                               COMMITTEES

18.1        Appointment and Powers of Committees

The directors may, by resolution:

(1)                                 appoint one or more committees consisting of the director or directors that they consider appropriate;

(2)                                 delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)                                 the power to fill vacancies in the board of directors;

(b)                                 the power to remove a director;

(c)                                  the power to create a committee of the directors, to create or modify the terms of reference for a committee of the directors, or to change the membership of, or fill vacancies in, any committee of the directors;

(d)                                 submit to the shareholders any question or matter requiring the approval of the shareholders;

(e)                                  issue securities except in the manner and on the terms authorized by the directors;

(f)                                   declare dividends;

(g)                                  purchase, redeem or otherwise acquire shares issued by the Company;

(h)                                 approve a management proxy circular;

(i)                                     approve a take-over bid circular or directors’ circular;

(j)                                    appoint or remove the president or chief executive officer;

(k)                                 any powers of the directors set forth in Article 28;

(l)                                     such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution; and

(m)                             the power to appoint officers or remove officers appointed by the directors;

(3)                                 make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.2        Audit Committee

The directors shall appoint from among its number an audit committee to be composed of not fewer than 3 directors in compliance with all regulatory requirements and to provide to the audit committee the powers and duties as determined by the directors.

18.3        Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)                                 revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)                                 terminate the appointment of, or change the membership of, the committee; and

(3)                                 fill vacancies in the committee.

18.4        Transaction of Business

The power of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.  Meetings of such committee may be held at any place in or outside of Canada.

18.5        Procedure

Unless otherwise determined by the directors, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chair by the directors and to regulate its procedure.

19.                               OFFICERS

19.1        Directors May Appoint Officers

The directors may, from time to time, appoint such officers as the directors determine and the directors may, at any time, terminate any such appointment.

19.2        Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)                                 determine the title of the officer;

(2)                                 determine the functions and duties of the officer or permit the president or chief executive officer to make that determination; and

(3)                                 revoke, withdraw, alter or vary all or any of the functions and duties of the officer or permit the president or chief executive officer to make such determinations.

19.3        Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act.  One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board must be a director. Any officer need not be a director.

19.4        Terms of Appointment

All appointments of officers are to be made on the terms and conditions that the directors determine and are subject to termination at the pleasure of the directors.

19.5        Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions and for such period, and subject to such conditions as the directors may determine. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors determine. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

20.                               INDEMNIFICATION

20.1        Definitions

In this Article 20:

(1)                                 “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)                                 “eligible party” means a director or former director of the Company or any subsidiary of the Company, or an officer or former officer of the Company or any subsidiary of the Company;

(3)                                 “eligible proceeding” means a proceeding, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director, former director, officer or former officer of the Company or its subsidiaries:

(a)                                 is or may be joined as a party; or

(b)                                 is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(4)                                 “expenses” has the meaning set out in the Business Corporations Act;

(5)                                 “proceeding” includes a legal proceeding or investigative action, whether current, threatened, pending or completed; and

(6)                                 “subsidiary” for this Article 20 includes any partnership or joint venture which is controlled, directly or indirectly by the Company.

20.2        Mandatory Indemnification of Eligible Parties

Subject to the Business Corporations Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.  Each eligible person is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3        Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4        Non-Compliance with Business Corporations Act

The failure of an eligible party, or any other person to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

20.5        Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)                                 is or was a director, officer, employee or agent of the Company;

(2)                                 is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)                                 at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(4)           at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

21.                               DIVIDENDS

21.1        Payment of Dividends Subject to Special Rights

The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2        Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as the directors may deem advisable.

21.3        No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4        Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. (Vancouver time) on the date on which the directors pass the resolution declaring the dividend.

21.5        Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by cash, by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

21.6        Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of such joint shareholders may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.7        No Interest

No dividend shall bear interest against the Company.  Where the dividend to which a shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

21.8        Method of Payment

Any dividend, bonuses or other moneys payable in cash in respect of shares may be paid by cheque sent through the post or by electronic transfer, so authorized by the shareholder, directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing.  Every such cheque shall be made payable to the order of the person whom it is sent.  The mailing of such cheque or the forwarding by electronic transfer shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

21.9        Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22.                               ACCOUNTING RECORDS

22.1        Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2        Inspection of Accounting Records

Unless the directors determine otherwise, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.                               NOTICES

23.1        Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)                                 sending the record by mail addressed to the person at the applicable address for that person as follows:

(a)                                 for a record mailed to a shareholder, the shareholder’s registered address;

(b)                                 for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)                                  in any other case, the mailing address of the intended recipient;

(2)                                 delivering the record addressed to the person at the applicable address for that person as follows:

(a)                                 for a record delivered to a shareholder, the shareholder’s registered address;

(b)                                 for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)                                  in any other case, the delivery address of the intended recipient;

(3)                                 sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)                                 sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

(5)                                 physically delivering the record to the intended recipient.

23.2        Deemed Receipt of Mailing

A notice, statement, report or other record that is:

(1)                                 mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(2)                                 faxed to a person to the fax number provided for that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(3)                                 emailed to a person to the email address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was emailed on the day it was emailed.

23.3        Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.

23.4        Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5        Notice to Legal Personal Representative

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)                                 mailing the record, addressed to such person:

(a)                                 by name, by the title of the legal personal representative of the deceased, bankrupt or incapacitated shareholder or by any similar description; and

(b)                                 at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)                                 if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6        Omission and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the directors or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

23.7        Undelivered Notices

If any notice given to a shareholder pursuant to Article 23.1 is returned on two consecutive occasions because that shareholder cannot be found, the Company shall not be required to give any further notices to such shareholder until that shareholder informs the Company in writing of a new address.

23.8        Unregistered Shareholders

Every person who becomes entitled to any share by any means whatsoever shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the central securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Company the proof of authority of his entitlement prescribed by the Business Corporations Act.

24.                               SEAL

24.1                        Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)                                 any two directors;

(2)                                 any officer, together with any director;

(3)                                 if the Company only has one director, that director; or

(4)                                 any one or more directors or officers or persons as may be determined by the directors.

24.2        Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director, officer or other person as may be determined by the directors.

24.3        Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time.  To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 25.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies.  Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

25.                               FIRST PREFERRED SHARES AS A CLASS

The First Preferred Shares shall as a class carry and be subject to the following rights, privileges, restrictions and conditions:

25.1        Issue of Shares

The First Preferred Shares may be issued at any time or from time to time in one or more series.  Before any shares of a series are issued, the directors of the Company shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the First Preferred Shares of such series, the whole subject to the filing with the registrar of a Notice of Alteration with respect to the creation of a series of First Preferred Shares and at the records office of the Company an amendment to the Articles containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors.

25.2        Rank

The First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series with respect to dividends and return of capital and shall be entitled to a preference over the Second Preferred Shares and the Common Shares of the Company and over any other shares ranking junior to the First Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.  If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital are not paid in full in respect of any series of the First Preferred Shares, the First Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the First Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.  The First Preferred Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class over the Second Preferred Shares and the Common Shares of the Company and over any other class ranking junior to the First Preferred Shares as may be determined in the case of such series of First Preferred Shares.

25.3        Voting

Except as hereinafter referred to or as required by law, the holders of the First Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

25.4        Amendment to Special Rights

The rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the First Preferred Shares given as hereinafter specified.

25.5        Approval Requirements

The approval of the holders of the First Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the First Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the First Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by the holders of not less than two-thirds of the First Preferred Shares then outstanding or passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of the First Preferred Shares duly called for that purpose.

The quorum for a meeting of the holders of the First Preferred Shares shall be not less than 25% of the outstanding First Preferred Shares present in person or represented by proxy at such meeting, provided however, that, if at any such meeting, when originally held, the holders of at least 25% of the outstanding First Preferred Shares are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than 7 days later, and to such time and place as may be fixed by the chairman of such meeting and, at such adjourned meeting, the holders of First Preferred Shares present in person or so represented by proxy, whether or not they hold more or less than 25% of all First Preferred Shares then outstanding, may transact the business for which the meeting was originally called.

The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed by these Articles with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting.  On every poll taken at every meeting of the holders of the First Preferred Shares as a class, or at any joint meeting of the holders of two or more series of First Preferred Shares, each holder of First Preferred Shares entitled to vote thereat shall have one vote in respect of each First Preferred Share held.

26.                               SECOND PREFERRED SHARES AS A CLASS

The Second Preferred Shares shall as a class carry and be subject to the following rights, privileges, restrictions and conditions:

26.1        Issue of Shares

The Second Preferred Shares may be issued at any time or from time to time in one or more series.  Before any shares of a series are issued, the directors of the Company shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Second Preferred Shares of such series, the whole subject to the filing with the registrar of a Notice of Alteration with respect to the creation of a series of Second Preferred Shares and with the records office of the Company an amendment to the Articles containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors.

26.2        Rank

The Second Preferred Shares of each series shall rank on a parity with the Second Preferred Shares of every other series with respect to dividends and return of capital and shall, subject to the prior rights of the holders of the First Preferred Shares, be entitled to a preference over the Common Shares of the Company and over any other shares ranking junior to the Second Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.  If cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital are not paid in full in respect of any series of the Second Preferred Shares, the Second Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Second Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.  The Second Preferred Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Second Preferred Shares as a class over the Common Shares of the Company and over any other class ranking junior to the Second Preferred Shares as may be determined in the case of such series of Second Preferred Shares.

26.3        Voting

Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Second Preferred Shares that such class is entitled to vote, the holders of the Second Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.

26.4        Amendment to the Special Rights

The rights, privileges, restrictions and conditions attached to the Second Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Second Preferred Shares given as hereinafter specified.

26.5        Approval Requirements

The approval of the holders of the Second Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Second Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Second Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by the holders of not less than two-thirds of the Second Preferred Shares then outstanding or passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of the Second Preferred Shares duly called for that purpose.

The quorum for a meeting of the holders of the Second Preferred Shares shall be not less than 25% of the outstanding Second Preferred Shares present in person or represented by proxy at such meeting, provided however, that, if at any such meeting, when originally held, the holders of at least 25% of the outstanding Second Preferred Shares are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than 7 days later, and to such time and place as may be fixed by the chairman of such meeting and, at such adjourned meeting, the holders of Second Preferred Shares present in person or so represented by proxy, whether or not they hold more or less than 25% of all Second Preferred Shares then outstanding, may transact the business for which the meeting was originally called.

The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed by these Articles with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting.  On every poll taken at every meeting of the holders of the Second Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Second Preferred Shares, each holder of Second Preferred Shares entitled to vote thereat shall have one vote in respect of each Second Preferred Share held.

27.                               COMMON SHARES AND NON-VOTING SHARES

The Common Shares and the Non-Voting Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

27.1        Dividends

Subject to any preference as to the payment of dividends provided to any shares ranking in priority to the Common Shares or the Non-Voting Shares, the holders of Common Shares and of Non-Voting Shares shall, except as otherwise hereinafter provided, be entitled to participate equally with each other as to dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys properly applicable to the payment of dividends, in amounts per share and at the same time on all such Common Shares and Non-Voting Shares at the time outstanding as the directors may from time to time determine.

27.2        Liquidation or Dissolution

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, all of the property and assets of the Company which remain after payment to the holders of any shares ranking in priority to the Common Shares and Non-Voting Shares in respect of payment upon liquidation, dissolution or winding-up of all amounts attributed and properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution, shall be paid or distributed equally, share for share, to the holders of the Common Shares and the Non-Voting Shares, without preference or distinction.

27.3        Subdivision or Consolidation

Neither the Common Shares nor the Non-Voting Shares shall be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

27.4       Voting and Attendance at General Meetings

27.4.1              Voting Rights

The holders of the Common Shares shall be entitled to receive notice of and attend (in person or by proxy) and be heard at all general meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or any series of shares of such other class of shares) and to vote at all such general meetings with each holder of Common Shares being entitled to one vote per Common Share held at all such meetings.

27.4.2     Rights of Holders of Non-Voting Shares at General Meetings

The holders of the Non-Voting Shares shall be entitled to receive notice of and to attend (in person or by proxy) and be heard at all general meetings of the shareholders of the Company (other than separate meetings of the holders of shares of any other class of shares of the Company or of shares of any series of shares of any such other class of shares other than Common Shares) and shall be entitled to receive all notices of meetings, information circulars and other written information from the Company that the holders of Common Shares are entitled to receive from the Company but not to vote at such general meetings, unless otherwise required by law.

27.5        Conversion Rights of Non-Voting Shares

27.5.1     Definitions

In this Article 27.5, the following terms shall have the following respective meanings:

“affiliate” has the meaning ascribed thereto in the Securities Act (British Columbia), as amended and re-enacted from time to time;

“associate” has the meaning ascribed thereto in the Securities Act (British Columbia), as amended and re-enacted from time to time;

“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

“Converted Shares” means Common Shares resulting from the conversion of Non-Voting Shares into Common Shares pursuant to Article 27.5.2;

“Exclusionary Offer” means an offer to purchase Common Shares that:

(1)                                 must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Common Shares are listed, be made to all or substantially all of the holders of Common Shares who are in a province of Canada to which the requirement applies; and

(2)                                 is not made concurrently with an offer to purchase Non-Voting Shares that is identical to the offer to purchase Common Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects, and that has no condition attached thereto other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Common Shares, and for the purposes of this definition if an offer to purchase Common Shares would be an Exclusionary Offer as defined above but for the provisions of subclause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Non-Voting Shares;

“Expiry Date” means the last date upon which holders of Common Shares may accept an Exclusionary Offer;

“Offer Date” means the date on which an Exclusionary Offer is made or deemed to be made;

“Offeror” means a person or company that makes an offer to purchase Common Shares (the “bidder”), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document relating to such offer to be acting jointly or in concert with the bidder; and

“transfer agent” means the transfer agent for the time being for the Common Shares.

27.5.2              Conversion Rights on Exclusionary Offer

Subject to Article 27.5.5, if an Exclusionary Offer is made, each outstanding Non-Voting Share shall be convertible into one fully paid and non-assessable Common Share at the option of the holder thereof exercisable during the Conversion Period.  The conversion right provided for in this Article 27.5.2 shall be exercised by notice in writing given to the transfer agent accompanied by the certificate or certificates representing the Non-Voting Shares which the holder desires to convert, and such notice shall be executed by the person registered on the books of the Company as the holder of the Non-Voting Shares, or by his attorney duly authorized in writing, and shall specify the number of Non-Voting Shares which the holder desires to have converted.  The holder shall pay any governmental or other tax imposed on or in respect of such conversion.  Upon receipt by the transfer agent of such notice and share certificate or certificates, the Company shall issue or cause to be issued a share certificate representing fully paid Common Shares as prescribed above and in accordance with Article 27.5.4.  If less than all of the Non-Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Non-Voting Shares represented by the original share certificate which are not to be converted.

27.5.3     Election by Holders and Rights of Withdrawal

An election by a holder of Non-Voting Shares to exercise the conversion right provided for in Article 27.5.2 shall be deemed to also constitute irrevocable elections by such holder (i) to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder’s right to subsequently withdraw the shares from the offer in accordance with the terms thereof and applicable law) and (ii) to exercise the right to convert into Non-Voting Shares on a one for one basis, all Converted Shares in respect of which such holder exercises his right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up and paid for under the Exclusionary Offer (including by way of the abandonment or withdrawal of the Exclusionary Offer without any shares being acquired), and an irrevocable agreement by the holder exercising such rights of conversion not to vote any Converted Shares.  Any conversion of Converted Shares into Non-Voting Shares pursuant to such deemed election in respect of which the holder exercises his right of withdrawal from the Exclusionary Offer shall be effective at the time such right of withdrawal is exercised without prejudice to the ability to reconvert or retender.  If the right of withdrawal is not exercised, any conversion into Non-Voting Shares pursuant to such deemed election shall be effective:

(1)                                 in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required under applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

(2)                                 in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

27.5.4     Delivery of Share Certificates and Consideration

No share certificates representing Converted Shares shall be delivered to or to the order of the holders thereof before such shares have been deposited pursuant to the Exclusionary Offer and the transfer agent, on behalf of the holders of the Converted Shares, shall deposit, and the holders of such shares shall be deemed to have irrevocably directed the transfer agent to deposit, pursuant to the Exclusionary Offer, the certificate or certificates representing the Converted Shares.  Upon completion of the offer, the transfer agent shall deliver or cause to be delivered to the holders entitled thereto all consideration paid by the Offeror pursuant to the offer in respect of Converted Shares.  If Converted Shares are converted into Non-Voting Shares pursuant to the deemed election under Article 27.5.3, the transfer agent shall deliver to the holders entitled thereto a share certificate representing the Non-Voting Shares resulting from the conversion.  The Company shall make all arrangements with the transfer agent necessary or desirable to give effect to this Article 27.5.4.

27.5.5     Exceptions to Conversion Rights

Subject to Article 27.5.6, the conversion right provided for in Article 27.5.2 shall not come into effect if:

(1)                                 prior to the Offer Date there is delivered to the transfer agent and to the secretary of the Company a certificate or certificates signed by or on behalf of one or more shareholders of the Company owning in the aggregate, as at the Offer Date, more than 50% of the then outstanding Common Shares, exclusive of shares owned immediately prior to the Offer Date by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholders shall not:

(a)                                 tender any shares in acceptance of any Exclusionary Offer without giving the transfer agent and the Secretary of the Company written notice of such acceptance or intended acceptance at least 7 days prior to the Expiry Date;

(b)                                 make any Exclusionary Offer;

(c)                                  act jointly or in concert with any person or company that makes an Exclusionary Offer; or

(d)                                 transfer any Common Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the secretary of the Company written notice of such transfer or intended transfer at least seven days prior to the Expiry Date relating to such Exclusionary Offer, which notice shall state, if known to the transferor, the names of the transferees and the number of Common Shares transferred or to be transferred to each transferee; or

(2)                                 as of the end of the seventh day after the Offer Date there has been delivered to the transfer agent and to the secretary of the Company a certificate or certificates signed by or on behalf of one or more shareholders of the Company owning in the aggregate more than 50% of the then outstanding Common Shares as at the Offer Date, exclusive of shares owned immediately prior to the Offer Date by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(a)                                 the number of Common Shares owned by the shareholder;

(b)                                 that such shareholder is not making the offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

(c)                                  that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the transfer agent and the secretary of the Company written notice of such acceptance or intended acceptance at least 7 days prior to the Expiry Date; and

(d)                                 that such shareholder shall not transfer any Common Shares, directly or indirectly, prior to the Expiry Date without giving the transfer agent and the secretary of the Company written notice of such transfer or intended transfer at least 7 days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Common Shares transferred or to be transferred to each transferee; or

(3)                                 as of the end of the seventh day after the Offer Date a combination of certificates that comply with either clause (1) or (2) from shareholders of the Company owning in the aggregate more than 50% of the then outstanding Common Shares as at the Offer Date has been delivered to the transfer agent and to the Secretary of the Company.

27.5.6     Effect of Notice

If a notice referred to in Articles 27.5.5(1)(a), 27.5.5(1)(d), 27.5.5.(2)(c) or 27.5.5(2)(d) is given and the conversion right provided for in subsection 27.5.2 has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, determine the number of Common Shares in respect of which there have been delivered certificates that are subsisting and that comply with either Article 27.5.5(1) or 27.5.5(2).  For the purpose of this determination, certificates in respect of which such a notice has been delivered shall not be regarded as subsisting, the transfer that is the subject of any notice referred to in Article 27.5.5(1)(d) or 27.5.5(2)(d) shall be deemed to have already taken place at the time of the determination, and the transferee in the case of any notice referred to in Article 27.5.5(1)(d) or 27.5.5(2)(d) shall be deemed to be a person or company from whom the transfer agent has not received a subsisting certificate unless the transfer agent is otherwise advised either by such notice or by the transferee in writing.  If the number of Common Shares so determined does not exceed 50% of the number of then outstanding Common Shares as at the Offer Date, exclusive of Common Shares owned immediately prior to the Offer Date by the Offeror, Article 27.5.5 shall cease to apply and the conversion right provided for in Articles 27.5.2 shall be in effect for the remainder of the Conversion Period.

27.5.7     Notice of Conversion Entitlement

As soon as is reasonably practicable after the seventh day after the Offer Date, the Company shall send to each holder of Non-Voting Shares a notice advising such holders as to whether they are entitled to convert their Non-Voting Shares into Common Shares pursuant to Article 27.5.2 and the reasons therefor.  If such notice discloses that the holders of Non-Voting Shares are not so entitled but it is subsequently determined that they are so entitled by virtue of Article 27.5.6 or otherwise, the Company shall forthwith send another notice to such holders advising them of that fact and the reasons therefor.

27.5.8     Forms of Notice

If a notice referred to in Article 27.5.7 discloses that the conversion right provided for in Article 27.5.2 has come into effect, the notice shall:

(1)                                 include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

(2)                                 include the information as to Article 27.5.3 hereof; and

(3)                                 be accompanied by a copy of the offer and all other material sent to holders of Common Shares in respect of the offer, and as soon as is reasonably practicable after any additional material, including a notice of variation or change, is sent to the holders of Common Shares in respect of the offer, the Company shall send a copy of such additional material to each holder of Non-Voting Shares.

27.5.9     Press Release

Prior to or forthwith after sending any notice referred to in Article 27.5.7, the Company shall cause a press release to be issued to a Canadian national news wire service describing the contents of the notice.

27.6       Conversion as a Result of Regulation Change

27.6.1              Definitions

In this Article 27.6, unless there is something in the subject matter or context inconsistent therewith:

“business day” means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Company’s registered office is located and in the event that any day on which any action is required or permitted to be taken pursuant to these provisions is not a business day such action shall be required or permitted to be taken on the next succeeding day that is a business day; and

“close of business” means, with respect to the conversion of any Non-Voting Shares, the normal closing time of the office of the transfer agent for the Non-Voting Shares at which the holder thereof deposits the certificate or certificates representing such shares in exercise of the conversion privilege contained in this Article 27.6.

27.6.2              Regulation Conversion Right

If all of the Telecommunications Regulations, the Radiocommunication Regulations and the Broadcasting Direction are changed so that there is no restriction on any non-Canadians (as defined in the Telecommunications Regulations or the Broadcasting Direction, as applicable) holding Common Shares in the Company and no requirement that Canadians (as defined in the Radiocommunication Regulations) hold Common Shares in the Company, a holder of one or more Non-Voting Shares shall have the right, at his or her option, at any time after the date of the last to change of the Telecommunications Regulations, the Radiocommunication Regulations and the Broadcasting Direction, and prior to the close of business 90 days thereafter (the “Regulatory Conversion Period”) to convert, subject to these provisions, any one or more of such Non-Voting Shares into Common Shares on a one for one basis.

27.6.3     Method of Conversion

The conversion of one or more Non-Voting Shares shall be effected by the deposit of the certificate or certificates representing the same at any time during usual business hours at the option of the holder at any office of any transfer agent of the Company at which the Non-Voting Shares are transferable accompanied by a written instrument of surrender in form satisfactory to the Company duly executed by the registered holder or his attorney duly authorized in writing, in which instrument such holder may elect to convert part only of the Non-Voting Shares represented by such certificate or certificates, in which event the Company shall issue and deliver or cause to be delivered to such holder, at the expense of the Company, a new certificate representing the Non-Voting Shares represented by such certificate or certificates which have not been converted.

27.6.4     Delivery of Certificates

As promptly as practicable after the deposit of any Non-Voting Shares for conversion, the Company shall issue and shall deliver or cause to be delivered to or upon the written order of the holder of the Non-Voting Shares so surrendered, a certificate or certificates issued in the name of, or in such name or names as may be directed by, such holder representing the number of Common Shares to which such holder is entitled.  Subject to the following provisions of this Article 27.6.4, such conversion shall be deemed to have been made at the close of business on the date such Non-Voting Shares shall have been deposited for conversion, so that the rights of the holder of such Non-Voting Shares as the holder thereof shall cease at such time and the person or persons entitled to receive Common Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Common Shares at such time; provided, however, that no such deposit on any date when the Company’s registers of transfers of Common Shares shall be properly closed shall be effective to constitute the person or persons entitled to receive Common Shares upon such conversion as the holder or holders of record of such Common Shares on such date, but such deposit shall be effective to constitute the person or persons entitled to receive such Common Shares as the holder or holders of record thereof for all purposes.  For these purposes the date of deposit of any Non-Voting Share for conversion shall be deemed to be the date when the certificate representing such Non-Voting Share is received by a transfer agent of the Company as provided in this Article 27.6.4.

27.6.5     Conversion by the Company

If all of the Telecommunications Regulations, the Radiocommunication Regulations and the Broadcasting Direction are changed so that there is no restriction on any non-Canadians (as defined in the Telecommunications Regulations or the Broadcasting Direction, as applicable) holding Common Shares in the Company and no requirement that Canadians (as defined in the Radiocommunication Act) hold Common Shares in the Company and following the Regulatory Conversion Period there are Non-Voting Shares still outstanding, all holders of Non-Voting Shares shall be deemed to have exercised their right to convert the Non-Voting Shares held by them to Common Shares upon receipt by all of the holders of written notice from the Company stating that the Company is requiring all holders to convert their Non-Voting Shares to Common Shares on the date specified in such notice in the manner specified in this Article 27.6 and the date specified in the notice shall be the date of conversion.  Upon such deemed conversion, pursuant to this Article 27.6.5, all holders of Non-Voting Shares shall, as of the date of conversion, be deemed to be holders of Common Shares to which they are entitled and the provisions of Article 27.6.3 and 27.6.4 hereof shall apply to the holders of Non-Voting Shares with respect to the issue and delivery of certificates for Common Shares in exchange for the Non-Voting Shares which are deemed to be converted.

27.7        Constrained Share Provisions

27.7.1     Definitions

In this Article 27.7 unless there is something in the subject matter or context inconsistent therewith:

“Broadcasting Qualified Corporation” means any corporation that is a “qualified corporation” under the Broadcasting Direction;

“Constrained Class” means the class of persons each of whom is a non-Canadian as defined in the Telecommunications Regulations or the Broadcasting Direction or is not a Canadian as defined in the Radiocommunication Regulations;

“Maximum Aggregate Holdings” means the maximum number of Common Shares that may be owned or controlled by persons in the Constrained Class in accordance with the Telecommunications Regulations, the Radiocommunication Regulations or the Broadcasting Direction, whichever is the lowest, so that, when added to all other voting shares (as defined in the Telecommunications Regulations, the Radiocommunication Regulations or the Broadcasting Direction, as the case may be) owned or controlled by the Constrained Class, the Company will be and will continue to be a Telecommunications Common Carrier Holding Company, a Radiocommunications Holding Company and a Qualified Parent Corporation,”;

“Radiocommunications Holding Company” means any corporation that is a Canadian (as defined in the Radiocommunication Regulations) that controls (as defined in the Radicommunications Regulations) a person or entity that holds licences under the Radiocommunication Act;

“Qualified Parent Corporation” means any corporation that is qualified under the Broadcasting Direction to be the parent of a Broadcasting Qualified Corporation;

“Telecommunications Common Carrier” means any entity which is a “telecommunications common carrier” within the meaning of the Telecommunications Act; and

“Telecommunications Common Carrier Holding Company” means any “qualified corporation” (as each such expression is defined in the Telecommunications Regulations).

27.7.2     Notice of Meetings

The Company shall provide notice to each holder of Common Shares at least 10 days’ before the record date in respect of each general meeting of the Company at which the Non-Voting Shares will be entitled to vote as a class.  In such event, and to the extent that, after taking in to account the conversion, the Constrained Class would continue to hold no more than the Maximum Aggregate Holdings, each outstanding Common Share shall be convertible into one Non-Voting Share on a one for one basis.  Notice to each holder of Common Shares shall be deemed to have been given if such notice is published once in each of the cities in which a register for holders of Common Shares is maintained, such publication to be made in a daily newspaper (or, if no daily newspaper is being published, in such other publication in the area as the Company may determine) in the English language of general circulation in the designated city.

27.7.3              Exercise of Conversion Rights

To exercise such conversion right a shareholder holding Common Shares or his or her attorney duly authorized in writing shall:

(1)                                 provide written notice to the transfer agent of the exercise of such right and of the number of Common Shares in respect of which the right is being exercised;

(2)                                 deliver to the transfer agent the share certificate or certificates representing the Common Shares in respect of which the right is being exercised; and

(3)                                 pay any governmental or other tax imposed on or in respect of such conversion.

27.7.4              Effect of Conversion

In order to be entitled to convert Common Shares, the holder must satisfy the conditions of this Article 27.7 no later than the fifth business day preceding the date of the meeting (or any adjourned or postponed meeting).  The said Common Shares shall be deemed to be converted at the close of business day on such business day (in this paragraph referred to as the “Conversion Date”) and from and after the Conversion Date such Common Shares as are converted shall cease to be entitled to dividends (except dividends for which the record date was on or prior to the Conversion Date) and the holders thereof shall not be entitled to exercise any of the rights of the holders of Common Shares in respect thereof (including any applicable voting rights) but shall be entitled to dividends (except dividends for which the record date was on or prior to the Conversion Date) and the rights of holders of Non-Voting Shares (including any applicable voting rights).  In particular, irrespective of the fact that the holders of the Non-Voting Shares issued upon the conversion of the Common Shares were not shareholders as of the record date for the meeting of holders of Non-Voting Shares, they shall be entitled to vote at the meeting of holders of Non-Voting Shares and shall not be entitled to vote as holders of Common Shares.

27.7.5     Manner of Conversion

Notwithstanding the foregoing, the Company shall only be obliged to convert Common Shares so tendered for conversion to the extent that, after taking into account the conversions, such conversion would not result in the Constrained Class holding more than the Maximum Aggregate Holdings and if such conversion of any such Common Shares would result in the Maximum Aggregate Holdings being exceeded, the Company shall only be obliged to convert such lesser number of Common Shares of each holder tendering Common Shares for conversion as is such holder’s pro rata share of the number of Common Shares which may be converted without causing the Maximum Aggregate Holdings to be exceeded, treating Canadians and non-Canadians separately.  Upon the acceptance of a shareholders’ exercise of the conversion right in respect of the Common Shares under this Article 27.7, a shareholder shall be entitled to have issued for his or her benefit a share certificate representing fully-paid Non-Voting Shares on the basis of one Non-Voting Share for each Common Share converted.  If less than all of the Common Shares represented by any certificate are converted, a new certificate for the balance shall be issued.

27.8        “Excess Voting Shares”

The holders of Common Shares of the Company shall have the right to convert Common Shares which are “excess voting shares” into Non-Voting Shares in the manner and subject to the provisions as provided in Article 28 hereof.

27.9        Same Attributes

Save as aforesaid, each Common Share and each Non-Voting Share shall have the same rights and attributes and be the same in all respects.

27.10      Amendment Rights

The provisions of this Article 27, may be deleted, amended, modified or varied in whole or in part upon the approval of any such amendment being given by the holders of the Common Shares, by a special separate resolution of 2/3 of the votes cast thereon and by the holders of Non-Voting Shares by special separate resolution of 2/3 of the votes cast thereon and as required by the Business Corporations Act.

28.                               OWNERSHIP AND VOTING RESTRICTIONS

28.1        Definitions

In this Article, unless the context otherwise requires:

“Arrangement” means the arrangement in respect of BC TELECOM Inc. under the provisions of section 192 of the Canada Business Corporations Act and the arrangement in respect of TELUS Holdings Inc. (formerly TELUS Corporation) under the provisions of section 186 of the Business Corporations Act (Alberta);

“Broadcasting Qualified Corporation” means any corporation that is a “qualified corporation under the Broadcasting Direction;

“Canadian” has the meaning set forth in the Telecommunications Regulations, the Radiocommunication Regulations or in the Broadcasting Direction;

“Directors’ determination” and similar expressions mean a determination made by the directors of the Company in accordance with Article 28.17;

“disposition notice” has the meaning set forth in Article 28.8;

“excess voting shares” means voting shares, beneficially owned or controlled in contravention of the non-Canadian share constraint;

“non-Canadian” has the meaning set forth in the Telecommunications Regulations or the Broadcasting Direction or is a person who is not a “Canadian” as defined in the Radiocommunication Regulations;

“non-Canadian share constraint” has the meaning set forth in Article 28.4;

“non-Canadian voting constraint” has the meaning set forth in Article 28.7;

“Predecessor Companies” mean BC TELECOM Inc. and TELUS Holdings Inc. (formerly “TELUS Corporation”);

“principal stock exchange” means, at any time, the stock exchange in Canada on which the highest volume of voting shares is generally traded at that time, as determined by the directors;

“Qualified Parent Corporation” means any Corporation that is qualified under the Broadcasting Direction to be the part of a Broadcasting Qualified Corporation;

“Radiocommunications Holding Company” means any corporation that is a Canadian (as defined in the Radiocommunication Regulations) that controls (as defined in the Radiocommunication Regulations) a person or entity that holds licences under the Radiocommunication Act;

“Restricted Percentage” means 33 1/3% or such other percentage as may from time to time be prescribed by the Telecommunications Regulations, the Radiocommunication Regulations or the Broadcasting Direction, whichever is the lowest percentage, as the percentage of voting shares which may be beneficially owned and controlled,  by non-Canadians, in order for a corporation to be a qualified corporation as defined in the Telecommunications Regulations, a Qualified Parent Corporation and a Radiocommunications Holding Company, provided that if no such percentage is prescribed, it shall be deemed to mean 100 per cent;”

“shareholder default” has the meaning set forth in paragraph (4) of Article 28.8;

“shareholder’s declaration” means a declaration made in accordance with Article 28.18;

“suspension” has the meaning set forth in Article 28.10 and “suspend”, “suspended” and similar expressions have corresponding meanings; and

“voting share” means a share of any class of shares of the Company carrying voting rights under all circumstances or by reason of an event that has occurred and is continuing or by reason of a condition that has been fulfilled, and includes:

(1)                                 a security that is convertible into such a share at the time a calculation of the percentage of shares owned and controlled by Canadians is made; and

(2)                                 an option or a right to acquire such a share, or the security referred to in paragraph (1), that is exercisable at the time the calculation referred to in that paragraph is made.

28.2        Incorporation of Provisions of Telecommunications Regulations

The provisions of Sections 3, 4, 15 and 27 of the Telecommunications Regulations, in effect on the effective date of the Arrangement, are deemed to be incorporated in this Article 28.  Any provision of this Article 28 that may be read in a manner that is inconsistent with the Telecommunications Regulations shall be read so as to be consistent therewith.  If the Telecommunications Regulations are repealed the foregoing provisions shall continue to apply as if the Telecommunications Regulations had not been repealed for the purposes of this Article 28, including without limitation, the purposes of Articles 28.14.4 and 28.17.

28.3        No Deeming

For greater certainty, no person is presumed to be an associate of any other person for purposes of this Article 28 solely by reason that one of them has given the other the power to vote or direct the voting of voting shares of a class of voting shares at a meeting of the holders of that class pursuant to a revocable proxy where the proxy is solicited solely by means of an information circular issued in a public solicitation of proxies that is made in respect of all voting shares of that class and in accordance with applicable law.

28.4        Non-Canadian Share Constraints

Non-Canadian shareholders shall not beneficially own or control, otherwise than by way of security only, in the aggregate more than the Restricted Percentage of the issued and outstanding voting shares of the Company.  (The foregoing prohibition is referred to in this Article 28 as the “non-Canadian share constraint”).

28.5        Effect of Contravention

In the event that it appears from the central securities register of the Company that, or in the event of a directors’ determination that there is a contravention of the non-Canadian share constraint:

(1)                                 the Company may pursuant to a director’s determination, make a public announcement, whether by press release, newspaper advertisements or otherwise, reasonably expected to inform the markets in which voting shares are traded of the contravention; and

(2)                                 the Company may refuse to:

(a)                                 accept any subscription for voting shares from any non-Canadian;

(b)                                 issue any voting shares to any non-Canadian;

(c)                                  register or otherwise recognize the transfer of any voting shares from any Canadian to any non-Canadian; or

(d)                                 purchase or otherwise acquire any voting shares, except as provided herein.

28.6        Determination of Non-Canadians

In the event of a directors’ determination that there is a contravention of the non-Canadian share constraint and that to do so would be practicable and would not be unfairly prejudicial to, and would not unfairly disregard the interests of, persons beneficially owning or controlling voting shares who are non-Canadians, the Company shall send a disposition notice to the registered holders of such of those voting shares as shall be chosen on the basis of inverse order to the order of registration of all non-Canadians.  For the purposes of determining the inverse orders of registration, the Company shall use the inverse order of registration as shown on the registers of holders of the voting shares of the Company and the Predecessor Companies (excluding those registrations made on the Effective Date as part of the Arrangement or as part of any transaction effected by either of the Predecessor Companies with any particular shareholder or affiliate thereof on or prior to the Effective Date and prior to the steps of the Arrangement, which, if they involve an issuance of shares in return, directly or indirectly, for the purchase of other shares, and/or any transfers of shares, shall be deemed to have been registered as of the date of registration originally applicable to the shares being purchased prior to any such transfers thereof) .

28.7        Suspension of Rights

The Company may, by director’s determination, suspend all rights of a shareholder to vote that would otherwise be attached to any voting shares beneficially owned, or controlled, or considered by this Article 28 to be beneficially owned, or controlled, by non-Canadians, in the order as hereinafter provided, so that the proportion of the voting shares beneficially owned, or controlled, or considered by the Telecommunications Regulations, the Radiocommunication Regulations or the Broadcasting Direction to be beneficially owned, or controlled, by non-Canadians and with respect to which voting rights are not suspended, is reduced to not more than the Restricted Percentage of the total issued and outstanding voting shares of the Company.  The voting rights referred to above shall be suspended in an order inverse to the date of registration in the manner as provided in Article 28.6.

28.8        Disposition Notice

Any notice (a “disposition notice”) required to be sent to a registered holder of voting shares pursuant to Article 28.6:

(1)                                 shall, in addition to any other information which may be required by the Telecommunications Regulations, the Radiocommunication Regulations or the Broadcasting Direction, specify in reasonable detail the nature of the contravention of the non-Canadian share constraint, the number of voting shares determined to be excess voting shares and the consequences of the contravention specified in this Article 28;

(2)                                 shall request an initial or further shareholder’s declaration;

(3)                                 shall specify a date, which shall be not less than 60 days, after the date of the disposition notice, by which the excess voting shares are to be sold or otherwise disposed of or, if the directors determine it to be in the interests of the Company to permit a conversion, converted into Non-Voting Shares as hereinafter provided in Article 28.15; and

(4)                                 shall state that unless the registered holder either:

(a)                                 sells or otherwise disposes of or converts the excess voting shares into Non-Voting Shares by the date specified in the disposition notice on a basis that does not result in any contravention of the non-Canadian share constraint and provides to the Company, in addition to the shareholder’s declaration requested pursuant to paragraph (2) of this Article 28.8, written evidence satisfactory to the Company of such sale, other disposition or conversion; or

(b)                                 provides to the Company, in addition to the shareholder’s declaration requested pursuant to paragraph (2) of this Article 28.8, written evidence satisfactory to the Company that no such sale, other disposition or conversion of excess voting shares is required;

such default (a “shareholder default”) shall result in the consequence of suspension of voting rights pursuant to Article 28.10 and may result in the consequence of sale or conversion in accordance with Article 28.12 or 28.15 or repurchase or redemption in accordance with Article 28.13, and shall specify in reasonable detail the nature and timing of those consequences.

28.9        Assessment of Evidence

In the event that, following the sending of a disposition notice, written evidence is submitted to the Company for purposes of subparagraph (4)(b) of Article 28.8, the Company shall assess the evidence as soon as is reasonably practicable and in any event shall give a second notice to the person submitting the evidence not later than 10 days after the receipt thereof stating whether the evidence has or has not satisfied the Company that no sale or other disposition of excess voting shares is required. If the evidence has so satisfied the Company, such disposition notice shall be cancelled and such second notice shall so state. If the evidence has not so satisfied the Company, such second notice shall reiterate the statements required to be made in such disposition notice pursuant to paragraphs (3) and (4) of Article 28.8. In either case, the 60 day period referred to in paragraph (3) of Article 28.8 shall be automatically extended to 60 days following the date of the second notice.

28.10      Suspension of Rights

In the event of a shareholder default in respect of any registered holder of voting shares, then, without further notice to the registered holder, the Company may suspend all rights of a shareholder to vote that would otherwise be attached to any voting shares beneficially owned and controlled by non-Canadians in the inverse order of registration as set forth in Article 28.6 so that the non-Canadian share constraint is not contravened.

28.11      Reinstatement

The directors shall cancel any suspension of voting shares of a registered holder and reinstate the registered holder to the securities register of the Company for all purposes if they determine that, following the cancellation and reinstatement, none of such voting shares will be beneficially owned or controlled in contravention of the non-Canadian share constraint.  For greater certainty, any such reinstatement shall permit, from and after the reinstatement, the exercise of all voting rights attached to the voting shares so reinstated but have no retroactive effect.

28.12      Sale Election

In the event of a shareholder default in respect of any registered holder of voting shares, the Company may elect by directors’ determination to sell, on behalf of the registered holder, the excess voting shares thereof on the terms set forth in Article 28.12 and Article 28.14 or to convert the excess voting shares into Non-Voting Shares on the terms set forth in Article 28.15.

28.12.1  Manner of Sale

The Company may sell any excess voting shares in accordance with this Article 28.12:

(1)                                 on the principal stock exchange; or

(2)                                 if there is no principal stock exchange, on such other stock exchange or organized market on which the voting shares are then listed or traded as the directors shall determine; or

(3)                                 if the voting shares are not then listed on any stock exchange or traded on any organized market, in such other manner that is intended to obtain fair market value for the shares as the directors shall determine.

28.12.2  Proceeds of Sale

The net proceeds of sale of excess voting shares sold in accordance with this Article 28.12 shall be the net proceeds after deduction of any commission, tax or other cost of sale.

28.12.3  Agent or Attorney

For all purposes of a sale of excess voting shares in accordance with this Article 28.12, the Company is the agent and lawful attorney of the registered holder and the beneficial owner of the excess voting shares.

28.13      Repurchase of Shares

In the event of a shareholder default in respect of any registered holder of voting shares and in the event that the directors determine that a sale of excess voting shares in accordance with Article 28.12 would have a material adverse effect on the market value of the shares, the Company may elect by directors’ determination, subject to applicable law, to repurchase or redeem the excess voting shares thereof, without further notice thereto, on the terms set forth in Article 28.13 and Article 28.17.

28.13.1  Price Paid by Company

The price paid by the Company to repurchase or redeem any excess voting shares in accordance with this Article 28.13 shall be:

(1)                                 the average of the closing prices per share of the voting shares on the principal stock exchange (or, if there is no principal stock exchange or if the requisite trading of voting shares has not occurred on the principal stock exchange, such other stock exchange or such other organized market on which such requisite trading has occurred as the directors shall determine) over the last 10 trading days on which at least one board lot of voting shares has traded on the principal stock exchange (or such other stock exchange or such other organized market) in the period ending on the trading day immediately preceding the repurchase or redemption date; or

(2)                                 if the requisite trading of voting shares has not occurred on any stock exchange or other organized market, at their fair market value as of the date of repurchase or redemption as the directors shall determine.

28.14      Proceedings or Sale, Repurchase or Redemption

28.14.1  Deposit of Net Sales Proceeds

In the event of any sale or repurchase or redemption of excess voting shares in accordance with Article 28.12 or 28.13, respectively, the Company shall, not later than 10 days thereafter, deposit an amount equal to the amount of the net proceeds of sale or the repurchase or redemption price, respectively, in a special account in any bank or trust company in Canada selected by it. The amount of the deposit, less the reasonable costs of administration of the special account, shall be payable to the registered holder of the excess voting shares sold or repurchased or redeemed on presentation and surrender by the registered holder to that bank or trust company of the certificate or certificates representing the excess voting shares.  Any interest earned on any amount so deposited shall accrue to the benefit of the Company.

28.14.2  Effect of Deposit

From and after any deposit made pursuant to Article 28.14.1, the registered holder shall not be entitled to any of the remaining rights of a registered holder in respect of the excess voting shares sold or repurchased or redeemed, other than the right to receive the funds so deposited on presentation and surrender of the certificate or certificates representing the excess voting shares sold or repurchased or redeemed.

28.14.3  Partial Sale

If a part only of the voting shares represented by any certificate are sold or repurchased or redeemed in accordance with Article 28.12 or 28.13, respectively, the Company shall, on presentation and surrender of such certificate and at the expense of the registered holder, issue a new certificate representing the balance of the voting shares.

28.14.4  Notice of Sale

So soon as is reasonably practicable after, and, in any event, not later than 30 days after, a deposit is made pursuant to Article 28.14.1, the Company shall send a notice to the registered holder of the excess voting shares sold or repurchased or redeemed and the notice shall, in addition to any other information required by the Telecommunications Regulations, state:

(1)                                 that a specified number of voting shares has been sold, repurchased or redeemed, as the case may be;

(2)                                 the amount of the net proceeds of sale or the repurchase or redemption price, respectively;

(3)                                 the name and address of the bank or trust company at which the Company has made the deposit of the net proceeds of sale or the repurchase or redemption price, respectively; and

(4)                                 all other relevant particulars of the sale, repurchase or redemption, respectively.

28.14.5  Effect of Share Certificate

For greater certainty, the Company may sell, repurchase or redeem excess voting shares in accordance with Article 28.12 or 28.13, respectively, despite the fact that the Company does not possess the certificate or certificates representing the excess voting shares at the time of the sale or repurchase or redemption. If, in accordance with Article 28.12, the Company sells excess voting shares without possession of the certificate or certificates representing the excess voting shares, the Company shall issue to the purchaser of such excess voting shares or its nominee a new certificate or certificates representing the excess voting shares sold. If, in accordance with Article 28.12 or 28.13, the Company sells or repurchases or redeems excess voting shares without possession of the certificate or certificates representing the excess voting shares and, after the sale or repurchase or redemption, a person establishes that it is a bona fide purchaser of the excess voting shares sold or repurchased or redeemed, then, subject to applicable law the excess voting shares held or beneficially owned by the bona fide purchaser are deemed to be, from the date of the sale or repurchase or redemption by the Company, as the case may be, validly issued and outstanding voting shares in addition to the excess voting shares converted and the voting rights applicable thereto shall be restored.

28.15      Conversion Right in Event of Default

Upon receipt by the shareholder of a disposition notice that shareholder may, and in the event of a shareholder default in respect of any registered holder of voting shares, the Company may elect by director’s determination, without further notice, to, convert the excess voting shares into Non-Voting Shares, on a one for one basis on the terms provided in this Article 28.15.  Notwithstanding the foregoing the right of conversion contained herein shall not be available if at the time of the exercise thereof there are no Non-Voting Shares issued and outstanding.

28.15.1  Manner of Exercise

The shareholder receiving the disposition notice may exercise the right of conversion by the deposit of the certificate or certificates representing the excess voting shares at any time during usual business hours at the option of the holder at any office of any transfer agent of the Company at which the voting shares are transferable accompanied by a written instrument of surrender in form satisfactory to the Company duly executed by the registered holder or his attorney duly authorized in writing, in which instrument such holder may elect to convert only the excess voting shares represented by such certificate or certificates, in which event the Company shall issue and deliver or cause to be delivered to such holder, at the expense of the registered holder, a new certificate representing the voting shares represented by such certificate or certificates which have not been converted.

28.15.2  Effect of Conversion

As promptly as practicable after the deposit of any excess voting shares for conversion, the Company shall issue and shall deliver or cause to be delivered to or upon the written order of the holder of the voting shares so surrendered, a certificate or certificates issued in the name of, or in such name or names as may be directed by, such holder representing the number of Non-Voting Shares to which such holder is entitled.  Such conversion shall be deemed to have been made at the close of business on the date such excess voting shares shall have been deposited for conversion, so that the rights of the holder of such voting shares as the holder thereof shall cease at such time and the person or persons entitled to receive Non-Voting Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Non-Voting Shares at such time; provided, however, that no such deposit on any date when the Company’s registers of transfers of Non-Voting Shares shall be properly closed shall be effective to constitute the person or persons entitled to receive Non-Voting Shares upon such conversion as the holder or holders of record of such Non-Voting Shares on such date, but such deposit shall be effective to constitute the person or persons entitled to receive such Non-Voting Shares as the holder or holders of record thereof for all purposes at the close of business on the next succeeding day on which such registers of transfers are open.  For these purposes the date of deposit of any excess voting shares for conversion shall be deemed to be the date when the certificate representing such excess voting shares are received by a transfer agent of the Company as provided in Article 28.15.1.

28.15.3       Securities Registration

In the event of any conversion of excess voting shares in accordance with Article 28.15, the Company shall, forthwith, issue or cause to be issued to the registered holder of such excess voting shares a share certificate representing the excess voting shares converted to Non-Voting Shares and shall cause such holder to be entered on the register of the Non-Voting Shares.

28.15.4       Effect of Conversion

From and after the issue of any certificate for Non-Voting Shares pursuant to Article 28.15.3, the registered holder shall not be entitled to any of the remaining rights of a registered holder in respect of the excess voting shares converted, other than the right to receive the certificate for the Non-Voting Shares against surrender of the certificate or certificates representing the excess voting shares converted.

28.15.5  Partial Conversion

If a part only of the voting shares represented by any certificate are converted in accordance with Article 28.15.3, the Company shall, on presentation and surrender of such certificate and at the expense of the registered holder, issue a new certificate representing the balance of the voting shares.

28.15.6  Subsequent Notice

So soon as is reasonably practicable after, and, in any event, not later than 30 days after, the issue of a certificate for the Non-Voting Shares pursuant to Article 28.15.3, the Company shall send a notice to the registered holder of the excess voting shares converted and the notice shall, in addition to any other information required by the Telecommunications Regulations, state:

(1)                                 that a specified number of voting shares have been converted;

(2)                                 the name and address of the transfer agent at which the certificate for the Non-Voting Shares is held; and

(3)                                 all other relevant particulars of the conversion.

28.16      Effect of Contravention

Notwithstanding any other provision of this Article 28, a contravention of the non-Canadian share constraint shall have no consequences except those that are expressly provided for in this Article 28.  For greater certainty but without limiting the generality of the foregoing:

(1)                                 no transfer, issue or ownership of, and no title to, voting shares;

(2)                                 no resolution of shareholders (except to the extent that the result thereof is affected as a result of a directors’ determination under Article 28.7); and

(3)                                 no act of the Company, including any transfer of property to or by the Company;

shall be invalid or otherwise affected by any contravention of the individual share constraint or the non-Canadian share constraint or the failure to make the adjustment required pursuant to the non-Canadian voting constraint.

28.17      Time of Directors’ Determination

The directors shall make any directors’ determination contemplated by this Part 28:

(1)                                 after the relevant shareholder’s declarations have been requested and received by the Company, only:

(a)                                 on a basis consistent with those shareholder’s declarations; or

(b)                                 if the directors are of the opinion that the shareholder’s declarations do not contain adequate or accurate information if the directors believe and have reasonable grounds for believing that they will not be provided with shareholder’s declarations that do contain adequate and accurate information; or

(2)                                 whether or not any shareholder’s declaration has been requested or received by the Company, only if the directors believe and have reasonable grounds for believing that they have sufficient information to make the determination, that the consequences of the directors’ determination would not be inequitable to those affected by it and that it would be impractical, under all the circumstances, to request or to await the receipt of any shareholder’s declaration;

and in any case, only subject to and in accordance with the Telecommunications Regulations.

28.17.1  Reliance by Directors

In administering the provisions of this Article 28, including, without limitation, in making any directors’ determination in accordance with Article 28.17 or otherwise, the directors may rely on any information on which the directors consider it reasonable to rely in the circumstances. Without limiting the generality of the foregoing, the directors may rely upon any shareholder’s declaration, the securities register of the Company, the knowledge of any director, officer or employee of the Company or any advisor to the Company and the opinion of counsel to the Company.

28.17.2  No Liability

In administering the provisions of this Article 28, including, without limitation, in making any directors’ determination, the directors shall act honestly and in good faith. Provided that the directors so act, they shall not be liable to the Company and neither they nor the Company shall be liable to any holder or beneficial owner of voting securities or any other person for, nor with respect to any matter arising from or related to, any act or omission to act in relation to this Article 28.

28.17.3  Resolution

Any directors’ determination required or contemplated by this Article 28 shall be expressed and conclusively evidenced by a resolution duly adopted.

28.18      Shareholder’s Declaration

28.18.1  Request for Shareholder’s Declarations

For purposes of monitoring the compliance with and of enforcing the provisions of this Article 28, the directors may require that any registered holder or beneficial owner, or any other person of whom it is, in the circumstances, reasonable to make such request, file with the Company or its registrar and transfer agent a completed shareholder’s declaration. The directors shall determine from time to time written guidelines with respect to the nature of the shareholder’s declaration to be requested, the times at which shareholder’s declarations are to be requested and any other relevant matters relating to shareholder’s declarations.

28.18.2  Form of Shareholder’s Declaration

A shareholder’s declaration shall be in the form from time to time determined by the directors pursuant to Article 28.18.1 and, without limiting the generality of the foregoing, may be required to be in the form of a simple declaration in writing or a statutory declaration under the Canada Evidence Act.  Without limiting the generality of its contents, any shareholder’s declaration may be required to contain information with respect to:

(1)                                 whether the person is the beneficial owner of or controls particular voting securities or whether any other person is the beneficial owner of or controls those voting securities; and

(2)                                 whether the person or any other beneficial owner of the voting securities is a Canadian or non-Canadian.

28.19      Termination of Application of Article 28

The provisions of this Article 28 shall cease to be binding on the Company and its shareholders upon the repeal all of the Telecommunications Regulations, the Radiocommunication Regulations and the Broadcasting Direction, and shall cease to be applicable and binding to the extent permitted by all of the Telecommunications Act, the Radiocommunication Act and the Broadcasting Act, from time to time.

28.20      No Delegation

No power of the directors hereunder may be delegated to any committee, person or persons, despite anything to the contrary contained in these Articles.